                      AGREEMENT AND PLAN OF REORGANIZATION

                                       BY

                    AMERICAN CENTURY GOVERNMENT INCOME TRUST

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of April 15, 2002 by
American Century Government Income Trust, a Massachusetts business trust
("ACGIT").

         WHEREAS, the parties desire that substantially all of the assets and liabilities of the Treasury portfolio of ACGIT ("Treasury") be transferred to, and be acquired and assumed by, the Government Bond portfolio of ACGIT
("Government Bond") in exchange for shares of Short- Term Government which shall thereafter be distributed by ACGIT to the holders of shares of Treasury, all as described in this Agreement (the "Reorganization");

         WHEREAS, the parties intend that the transfer of assets, assumption of liabilities and distribution of shares in Treasury be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as
amended (the "Code"); and

         WHEREAS, the parties intend that in connection with the Reorganization,
Treasury shall be terminated and de-registered as described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACGIT agrees as follows:

1.       TRANSFER OF ASSETS OF TREASURY.

         1.1.     At the Effective Time (as defined in Section 8), ACGIT shall transfer and convey, on behalf of Treasury, all property of every description, and all interests, rights, privileges and powers of Treasury (such assets, the "Treasury Assets").
                  Simultaneously, ACGIT shall, on behalf of Government Bond, accept the Treasury Assets and assume all liabilities, whether accrued, absolute, contingent or otherwise, of Treasury
                  reflected in the calculation of Treasury's net asset value
                  (the "Treasury Liabilities"). As a result, at and after the
                  Effective Time: (i) all assets of Treasury shall become and be the assets of Government Bond; and (ii) all known liabilities of Treasury reflected as such in the calculation of Treasury's net asset value shall attach to Government Bond as aforesaid and may thenceforth be enforced against Government Bond to the extent as if the same had been incurred by it. Without
                  limiting the generality of the foregoing, the Treasury Assets shall include all property and assets of any nature
                  whatsoever, including without limitation, all cash, cash
                  equivalents, securities, other investments, claims and
                  receivables (including dividend and interest receivables)
                  owned by Treasury, and any deferred or prepaid expenses shown as an asset on Treasury's books at the Effective Time, and all good will, other intangible property and books and records belonging to Treasury. Recourse by any person for the Treasury
                  Liabilities assumed by Government Bond shall, at and after the
                  Effective Time, be limited to Government Bond.

         1.2.     In exchange for the transfer of the Treasury Assets and the assumption of the Treasury Liabilities, ACGIT shall
                  simultaneously issue at the Effective Time to Treasury a
                  number of full and fractional shares (to the third decimal place) of Government Bond, all determined and adjusted as
                  provided in this Agreement. The number of shares of Government
                  Bond so issued will have an aggregate net asset value equal to the value of the Treasury Assets, less the Treasury
                  Liabilities, that are represented by shares of Treasury, the holders of which shall receive shares of Government Bond, all determined and adjusted as provided in this Agreement.

         1.3.     The net asset values of shares of Government Bond and of
                  Treasury shall be determined as of the Valuation Time, as
                  defined in Section 3.

         1.4.     The net asset value of shares of Government Bond shall be
                  computed in the manner set forth in Government Bond's
                  then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the Treasury
                  Assets to be transferred by ACGIT shall be computed by ACGIT.
                  In determining the value of the securities transferred by
                  Treasury to Government Bond, each security shall be priced in accordance with the policies and procedures of ACGIT as
                  described in its then-current prospectus and statement of
                  additional information and adopted by ACGIT's Board of
                  Trustees. Price quotations and the security characteristics relating to establishing such quotations shall be determined by ACGIT.

2.       LIQUIDATING DISTRIBUTION AND TERMINATION OF TREASURY.

         Immediately after the Effective Time, Treasury shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of Government Bond to be received by the record holders of Treasury. ACGIT shall record on its books the ownership of shares of Government Bond by the record holders of shares of Treasury. All of the issued and outstanding shares of Treasury shall be redeemed and canceled on the books of ACGIT at the Effective Time and shall thereafter represent only the right to receive the shares of
         Government Bond, and Treasury's transfer books shall be closed permanently. As soon as practicable after the Effective Time, ACGIT shall take all steps as shall be necessary and proper to effect the dissolution of Treasury under federal and state law. After the
         Effective Time, ACGIT shall not conduct any business with respect to
         Treasury except in connection with Treasury's liquidation and dissolution.

3.       VALUATION TIME.

         Subject to Section 1.4 hereof, the Valuation Time for the
         Reorganization shall be on such date as may be agreed by the duly authorized officers of ACGIT.

4.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACGIT.

         ACGIT, on behalf of itself and Treasury, represents and warrants to, and agrees with the following:

         4.1.     ACGIT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  Treasury is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

         4.2.     ACGIT has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated hereby, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to
                  consummate the transactions contemplated by this Agreement.

         4.3.     This Agreement has been duly authorized, executed and
                  delivered by ACGIT, and represents ACGIT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not,
                  violate ACGIT's Declaration of Trust, By-laws, or any
                  agreement or arrangement to which it is a party or by which it is bound.

         4.4.     Treasury has elected to qualify and has qualified as a
                  "regulated investment company" under Subtitle A, Chapter 1,
                  Subchapter M, Part I of the Code, as of and since its first taxable year; has been a regulated investment company at all times since the end of its first taxable year when it so
                  qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

         4.5.     All federal, state, local and foreign income, profits,
                  franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                  (collectively, "Taxes") relating to the Treasury Assets or properly shown to be due on any return filed by Treasury with respect to taxable periods ending on or prior to, and the
                  portion of any interim period up to, the date hereof have been fully and timely paid or provided for; and there are no
                  levies, liens, or other encumbrances relating to Taxes
                  existing, threatened or pending with respect to the Treasury
                  Assets.

         4.6.     The financial statements of Treasury for the fiscal year ended
                  March 31, 2001, audited by PricewaterhouseCoopers, LLP,
                  independent auditors, copies of which have been previously furnished to ACGIT, present fairly the financial position of
                  Treasury as of March 31, 2001 and the results of its
                  operations for the year then ending, in conformity with
                  generally accepted accounting principles.

         4.7.     Prior to the Valuation Time, Treasury shall have declared a dividend or dividends, with a record date and ex-dividend date prior to such Valuation Time, which, together with all
                  previous dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before
                  Treasury's most recent fiscal year end, and for the period from said date to and including the Effective Time (computed without regard to any deduction for dividends paid), and all of its tax-exempt income and net capital gain, if any,
                  realized in taxable periods or years ended on or before
                  Treasury's fiscal year end and for the period from said date to and including the Effective Time. Such dividends will be paid to shareholders of Treasury prior to the Effective Date.

         4.8.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Treasury, whether accrued,
                  absolute, contingent or otherwise, not reflected in the net asset value per share of its outstanding shares.

         4.9.     There are no legal, administrative or other proceedings
                  pending or, to ACGIT's knowledge threatened, against ACGIT or
                  Treasury which could result in liability on the part of
                  Treasury.

         4.10.    Subject to the approval of shareholders, at both the Valuation
                  Time and the Effective Time, ACGIT shall have full right,
                  power and authority to assign, transfer and deliver the
                  Treasury Assets and, upon delivery and payment for the
                  Treasury Assets as contemplated herein, Government Bond shall acquire good and marketable title thereto, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by
                  federal or state securities laws).

         4.11.    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACGIT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the
                  Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         4.12.    Insofar as the following relate to ACGIT, the registration statement filed by ACGIT on Form N-14 relating to the shares of Government Bond that will be registered with the SEC
                  pursuant to this Agreement, which, without limitation, shall include a proxy statement and prospectus of ACGIT with respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the "N-14 Registration
                  Statement"), on the effective date of the N-14 Registration
                  Statement, at the time of any shareholders' meeting referred to herein and at the Effective Time: (i) shall comply in all material respects with the provisions of the 1933 Act, the
                  1934 Act and the 1940 Act, the rules and regulations
                  thereunder, and state securities laws, and (ii) shall not
                  contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or
                  necessary to make the statements therein not misleading;
                  provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACGIT for use in the N-14 Registration Statement.

         4.13.    All of the issued and outstanding shares of Treasury have been duly and validly issued, are fully paid and non-assessable, and were offered for sale and sold in conformity with all
                  applicable federal and state securities laws, and no
                  shareholder of Treasury has any preemptive right of
                  subscription or purchase in respect of such shares.

5.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACGIT.

         ACGIT, on behalf of itself and Government Bond, represents and warrants to, and agrees with the following:

         5.1.     ACGIT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  Government Bond is registered with the SEC as an open-end
                  management investment company under the 1940 Act and such
                  registration is in full force and effect.

         5.2.     ACGIT has the power to own all of its properties and assets and to carry out and consummate the transactions contemplated herein, and has all necessary federal, state and local
                  authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this
                  Agreement.

         5.3.     This Agreement has been duly authorized, executed and
                  delivered by ACGIT, and represents ACGIT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the
                  transactions contemplated by this Agreement will not, violate
                  ACGIT's Declaration of Trust or By-laws or any agreement or arrangement to which it is a party or by which it is bound.

         5.4.     Government Bond has elected to qualify, and has qualified, as a "regulated investment company" under Subtitle A, Chapter 1,
                  Subchapter M, Part I of the Code, as of and since its first taxable year; and has been a regulated investment company at all times since the end of its first taxable year when it so qualified and intends to continue to qualify as a regulated investment company.

         5.5.     The financial statements of Government Bond for its fiscal year ended March 31, 2001, audited by PricewaterhouseCoopers
                  LLP, independent auditors, copies of which have been
                  previously furnished to ACGIT, present fairly the financial position of Government Bond as of March 31, 2001 and the
                  results of its operations for the year then ending, in
                  conformity with generally accepted accounting principles.

         5.6.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Government Bond whether accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its shares to be issued pursuant to this Agreement.

         5.7.     There are no legal, administrative or other proceedings
                  pending or, to its knowledge, threatened against ACGIT or
                  Government Bond that could result in liability on the part of
                  ACGIT or Government Bond.

         5.8.     No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACGIT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the 1934
                  Act, the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         5.9.     Insofar as the following relate to ACGIT, the N-14
                  Registration Statement on its effective date, at the time of any shareholders' meetings referred to herein and at the
                  Effective Time: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by
                  ACGIT for use in the N-14 Registration Statement.

         5.10.    The shares of Government Bond to be issued and delivered to
                  Treasury for the account of record holders of shares of
                  Treasury pursuant to the terms hereof shall have been duly authorized as of the Effective Time and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable, and no
                  shareholder of ACGIT shall have any preemptive right of
                  subscription or purchase in respect thereto.

6.       SHAREHOLDER ACTION ON BEHALF OF TREASURY.

         6.1.     As soon as practicable after the effective date of the N-14
                  Registration Statement, but in any event prior to the
                  Effective Time and as a condition to the Reorganization, the
                  Board of Directors of ACGIT shall call, and ACGIT shall hold, a meeting of the shareholders of Treasury for the purpose of considering and voting upon:

                  6.1.1.   Approval of this Agreement and the transactions
                           contemplated hereby, including, without limitation:

                           6.1.1.1. The transfer of the Treasury Assets to
                                    Government Bond and the assumption by
                                    Government Bond of the Treasury Liabilities,
                                    in exchange for shares of Government Bond,
                                    as described in this Agreement; and

                           6.1.1.2. The liquidation of Treasury through the
                                    distribution to its record holders of the
                                    shares of Government Bond as described in
                                    this Agreement; and

                  6.1.2.   Such other matters as may be determined by the Board
                           of Directors or authorized officers of the parties.

         6.2.     Approval of this Reorganization Agreement by the shareholders of Treasury shall constitute the waiver of the application of any fundamental policy of Treasury that might be deemed to prevent them from taking the actions necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

7.       REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

         The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934
         Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable, ACGIT shall have furnished and shall continue to furnish the information relating to Treasury and Government Bond that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14 Registration Statement.

8.       EFFECTIVE TIME OF THE REORGANIZATION.

         Delivery of the Treasury Assets and the shares of Government Bond to be issued pursuant to Section 1 and the liquidation of Treasury pursuant to Section 2 shall occur at the opening of business on the next business day following the Valuation Time, or on such other date, and at such place and time, as may be determined by the President or any
         Vice President of ACGIT. The date and time at which such actions are taken are referred to herein as the "Effective Time." To the extent any of the Treasury Assets are, for any reason, not transferred at the
         Effective Time, ACGIT shall cause such Treasury Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

9.       ACGIT CONDITIONS.

         The obligations of ACGIT hereunder with respect to Government Bond shall be subject to the following conditions precedent:

         9.1.     This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Treasury, in the manner required by law.

         9.2.     ACGIT shall have duly executed and delivered such bills of sale, assignments, certificates and other instruments of
                  transfer ("Transfer Documents") as may be necessary or
                  desirable to transfer all right, title and interest of ACGIT and Treasury in and to the Treasury Assets. The Treasury
                  Assets shall be accompanied by all necessary state stock
                  transfer stamps or cash for the appropriate purchase price therefor.

         9.3.     All representations and warranties made in this Agreement
                  shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of
                  the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial position of
                  Treasury since March 31, 2001, other than those changes
                  incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be
                  threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain
                  damages or other relief in connection with, this Agreement or the transactions contemplated herein.

         9.4.     ACGIT shall have received a tax opinion addressed to ACGIT in a form reasonably satisfactory to it and dated the Effective
                  Time, substantially to the effect that for federal income tax purposes: (i) the transfer of the Treasury Assets hereunder, and the assumption by Government Bond of the Treasury
                  Liabilities, in exchange for shares of Government Bond, and the distribution of said shares to the shareholders of
                  Treasury, as provided in this Agreement, will constitute a reorganization within the meaning of Section 368 of the Code, and Treasury and Government Bond will each be considered "a party to a reorganization" within the meaning of Section
                  368(b) of the Code; (ii) no gain or loss will be recognized by
                  Treasury as a result of such transaction; (iii) no gain or loss will be recognized by Government Bond as a result of such transaction; (iv) no gain or loss will be recognized by the shareholders of Treasury on the distribution to them by
                  Treasury of shares of Government Bond in exchange for their shares of Treasury; (v) the aggregate basis of Government Bond shares received by each shareholder of Treasury will be the same as the aggregate basis of the shareholder's Treasury
                  shares immediately prior to the transaction; (vi) the basis of the Treasury Assets to Government Bond will be the same as the basis of the Treasury Assets in the hands of Treasury
                  immediately prior to the exchange; (vii) a shareholder's
                  holding period for Government Bond shares will be determined by including the period for which the shareholder held the shares of Treasury exchanged therefor, provided that the
                  shareholder held such shares of Treasury as a capital asset;
                  and (viii) the holding period of Government Bond with respect to the Treasury Assets will include the period for which the
                  Treasury Assets were held by Treasury (except to the extent that an activity or investment of Government Bond has the
                  effect of diminishing a holding period with respect to an
                  asset).

         9.5.     The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         9.6.     The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted or, to the knowledge of ACGIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         9.7.     The President or a Vice President of ACGIT shall have
                  certified that ACGIT has performed and complied in all
                  material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

10.      ACGIT CONDITIONS.

         The obligations of ACGIT hereunder with respect to Treasury shall be subject to the following conditions precedent:

         10.1.    This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Treasury in the manner required by law.

         10.2.    All representations and warranties of ACGIT made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective
                  Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of Government Bond since March 31, 2001, other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or
                  governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         10.3.    ACGIT shall have received a tax opinion, addressed to ACGIT in a form reasonably satisfactory to it and dated the Effective
                  Time, with respect to the matters specified in Section 9.4.

         10.4.    The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted, or to the knowledge of ACGIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         10.5.    ACGIT shall not sell or otherwise dispose of any shares of
                  Government Bond to be received in the transactions
                  contemplated herein, except in distribution to its
                  shareholders as contemplated herein.

         10.6.    The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         10.7.    The President or a Vice President of ACGIT shall have
                  certified that ACGIT has performed and complied in all
                  material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

11.      TAX DOCUMENTS.

         ACGIT shall have at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the Treasury Assets then delivered to Government Bond in accordance with the terms of this
         Agreement.

12.      FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

13.      TERMINATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties set forth in this
         Agreement shall terminate at the Effective Time.

14.      TERMINATION OF AGREEMENT.

         14.1.    This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACGIT, as provided below:

                  14.1.1.  With respect to Government Bond, by ACGIT if the
                           conditions set forth in Section 9 are not satisfied
                           as specified in said Section;

                  14.1.2.  With respect to Treasury, by ACGIT if the conditions set forth in Section 10 are not satisfied as
                           specified in said Section;

                  14.1.3.  By the mutual consent of the parties.

         14.2.    If a party terminates this Agreement because one or more of its conditions precedent have not been fulfilled, or if this
                  Agreement is terminated by mutual consent, this Agreement will become null and void without any liability of either party or any of their investment portfolios to the other; provided, however, that if such termination is by ACGIT with respect to
                  Government Bond pursuant to Section 14.1.1 as a result of a breach by ACGIT with respect to Treasury of any of its
                  representations, warranties or covenants in this Agreement, or such termination is by ACGIT with respect to Treasury pursuant to Section 14.1.2 as a result of a breach by ACGIT with
                  respect to Government Bond of any of its representations,
                  warranties or covenants in this Agreement, nothing herein
                  shall affect the non-breaching party's right to damages on account of such other party's breach.

15.      AMENDMENT AND WAIVER.

         At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACGIT, (a) the parties hereto may, by written agreement authorized by their Board of
         Trustees, or their respective Presidents or any Vice Presidents, and with or without the approval of their shareholders, amend any of the provisions of this Agreement, and (b) either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the
         President or Vice President of the waiving party with or without the approval of such party's shareholders).

16.      GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of
         Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

18.      BENEFICIARIES.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

19.      ACGIT LIABILITY.

         19.1.    The name "American Century Government Income Trust" and
                  "Trustees of American Century Government Income Trust" refer respectively to the trust created and the trustees, as
                  trustees but not individually or personally, acting from time to time under an Amended and Restated Agreement and
                  Declaration of Trust dated as of March 9, 1998, as amended, which is hereby referred to and copies of which are on file at the office of the State Secretary of the Commonwealth of
                  Massachusetts and at the principal office of ACGIT. The
                  obligations of ACGIT entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or
                  representatives of ACGIT personally, but bind only the trust property, and all persons dealing with any portfolio of ACGIT must look solely to the trust property belonging to such
                  portfolio for the enforcement of any claims against ACGIT.

         19.2.    Both parties specifically acknowledge and agree that any
                  liability of ACGIT under this Agreement with respect to
                  Government Bond, or in connection with the transactions
                  contemplated herein with respect to Government Bond, shall be discharged only out of the assets of Government Bond and that no other portfolio of ACGIT, if any, shall be liable with
                  respect thereto.

         19.3.    Both parties specifically acknowledge and agree that any
                  liability of ACGIT under this Agreement with respect to
                  Treasury, or in connection with the transactions contemplated herein with respect to Treasury, shall be discharged only out of the assets of Treasury and that no other portfolio of
                  ACGIT, if any, shall be liable with respect thereto.

20.      NOTICES.

         All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

         If to American Century Government Income Trust:

                                            Charles A. Etherington
                                            4500 Main Street
                                            Kansas City, MO  64111

21.      EXPENSES.

         Expenses incurred in connection with the Reorganization are the sole responsibility of and will be borne by American Century Investment
         Management, Inc. or one or more of its affiliates.

22.      ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

23.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written.

AMERICAN CENTURY GOVERNMENT
    INCOME TRUST

By:  /s/Charles A. Etherington
     Charles A. Etherington
     Vice President

ATTEST:      /s/Anastasia H. Enneking
             Anastasia H. Enneking